                                                                   EXHIBIT 4.10




                        Floating Rate (Resetting Weekly,
                 Monthly, Quarterly, Semi-Annually or Annually)
                                Medium-Term Note


REGISTERED                                                       REGISTERED
No. R-                                         PRINCIPAL AMOUNT:
CUSIP


                                   XTRA, INC.

                           SERIES C MEDIUM-TERM NOTE

     Unconditionally Guaranteed as to payment of principal, premium (if any), and interest by

                                XTRA CORPORATION
                                      and
                              XTRA MISSOURI, INC.

     If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, the Security is a Global Security and the following two legends apply:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL because the registered owner hereof, Cede & Co., has an interest herein.


ISSUE PRICE:                             INITIAL REDEMPTION DATE:


ORIGINAL ISSUE DATE:                     MATURITY DATE:


BOOK ENTRY __                            CERTIFICATED __

INTEREST RATE BASIS:                     INTEREST RESET DATE (applicable
                                         only if Interest Reset Period is
                                         semi-annual or annual)
                                         Third Wednesday of:

INITIAL INTEREST RATE:                   INTEREST PAYMENT DATES:

INDEX MATURITY:                          INTEREST RESET PERIOD:

SPREAD (plus                             MAXIMUM INTEREST RATE:
  or minus):

SPREAD MULTIPLIER:                       MINIMUM INTEREST RATE:

CALCULATION AGENT:                       INITIAL REDEMPTION
                                               DATE:

REDEMPTION PERIODS:                      REDEMPTION PRICES:

OTHER TERMS:

     XTRA, INC., a corporation duly organized and existing under the laws of the State of Maine (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value
received, hereby promises to pay to                  , tax identification
number                             , or registered assigns, the principal sum
of                      on the Maturity Date specified above and to pay
interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date (or, if the Interest Reset Dates specified above are weekly, from the day following the most recent Regular Record Date (as defined herein)) to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified above and at Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and on and after such Interest Reset Date at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this security (or one or more Predecessor Securities) is registered (which, if this Security is a Global Security, will be the Depository or a nominee of the Depository) at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day) prior to such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable (which, if this Security is a Global Security, will be the Depository or a nominee of the Depository.) Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Registered Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     If an Interest Payment Date would otherwise fall on a date that is not a Market Day (as defined herein), such Interest Payment Date will be the next succeeding Market Day (or, if the interest rate basis specified above is LIBOR, if such day falls in the next calendar month, the next preceding Market Day). Any payment on this Security due on any day which is not a Business Day (as defined herein) in Boston, Massachusetts or New York, New York need not be made on such day, but may be made on the next succeeding such Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date.

     Payment of the principal, premium (if any) and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest other than interest payable at Maturity will be made by check mailed to the registered Holder hereof at the address shown in the Security Register or, at the option of the registered Holder hereof, by wire transfer in immediately available funds to an account located in the United States of America as the registered Holder hereof shall designate to the Trustee in writing at least 15 days prior to such Interest Payment Date.

     The principal amount hereof and Interest due at Maturity will be paid upon Maturity in immediately available funds by wire transfer against presentation of this Security at the office or agency of State Street Bank and Trust Company as Trustee and Paying Agent located at Two International Place, Boston, Massachusetts 02110, or at such office in New York, New York as the Trustee shall designate by written notice to the registered Holder of this Security.
The Company may treat the person in whose name this Security is registered as the owner of this Security for the purpose of receiving payments of principal, premium (if any) and interest on this Security and for all purposes whatsoever.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                              Reverse of Security
                              -------------------

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 15, 1994 as supplemented by the First Supplemental Indenture dated as of September 30, 1994 (herein referred to as the "Indenture"), among the Company, XTRA Corporation, as Guarantor (herein called a "Guarantor," which term includes any successor Guarantor to XTRA Corporation under the Indenture), the Trustee and, as to the First Supplemental Indenture, XTRA Missouri, Inc., as Guarantor (herein called a "Guarantor", which term involves any successor corporation to XTRA Missouri, Inc. under the Indenture and, together with XTRA Corporation, the "Guarantors"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     If an Initial Redemption Date is specified on the face hereof, this Security is subject to redemption upon notice by first-class mail given not less than 30 nor more than 60 days prior to the date fixed for redemption, at any time as a whole or in part, on or after the Initial Redemption Date, if any, specified on the face hereof, at the election of the Company, at the Redemption Prices, if any, specified on the face hereof, (expressed in percentages of the principal amount), and thereafter at a redemption price equal to 100% of the principal amount of this Security, plus accrued interest to the Redemption Date; provided, that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities (or one or more Predecessor Securities) of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.

     The rate of interest on this Security will be reset and become effective weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Period"), as set forth on the face hereof depending on the Interest Reset Period specified herein; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date (as defined below) will be the Initial Interest Rate, and (ii) the interest rate in effect for the ten days immediately before Stated Maturity of this security will be that in effect hereon on the tenth day preceding such Stated Maturity. Except as provided in the next sentence, the date or dates on which interest will reset (each an "Interest Reset Date") will be, if this Security resets weekly (unless the Interest Rate Basis for this Security is the Treasury Rate), the Wednesday of each week; if this Security resets weekly and the Interest Rate Basis for this Security is the Treasury Rate, the Tuesday of each week (except as provided below); if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semiannually, the third Wednesday of two months of each year, as specified herein; and if this Security resets annually, the third Wednesday of one month of each year, as specified herein. If any Interest Reset Date would otherwise be a day that is not a Market Day for this Security, the Interest Reset Date shall be postponed to the next day that is a Market Day for this Security, except that if the Interest Rate Basis specified herein is LIBOR and such next succeeding such Market Day is the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day for this Security.

     "Market Day" means, for any Security other than a Security the rate of interest on which shall be determined in accordance with the provisions under the heading "LIBOR" below, any Business Day, and, for any Security the rate of interest on which shall be determined in accordance with the provisions under the heading "LIBOR" below, any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Business Day", means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Boston, Massachusetts or New York, New York are authorized or obligated by law or executive order to close.

     The rate of interest on this Security in effect on any day on or after the first Interest Reset Date shall equal either (i) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate for the immediately preceding Interest

Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the ten days immediately before the Stated Maturity of this Security will be that in effect hereon on the tenth day preceding such stated Maturity.

     Except as otherwise specified in this paragraph, the rate of interest on this security for each Interest Reset Date shall be the rate determined in accordance with the provisions below under the heading below corresponding to the Interest Rate Basis specified herein:

     COMMERCIAL PAPER RATE. If the Interest Rate Basis of this Security is the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified herein, (i) as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper" or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then as such rate is published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper" or (b) if by 3:00 P.M. New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified herein placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then
     (y) by the
     multiplication by the Spread Multiplier, if any, specified herein; PROVIDED, HOWEVER, that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate herein for such Interest Reset Date will be the interest rate hereon in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest
     Rate). "Money Market Yield" shall be a yield (expressed an a percentage) calculated in accordance with the following formula:

     Money Market Yield = 100 x    360 x D
                                   -------
                                   360 - (D x M)

     where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which the interest is being calculated.

     PRIME RATE. If the Interest Rate Basis of this Security is the Prime Rate, the interest rate hereon for any Interest Reset Date shall equal
     (a)(i) the rate for the relevant Prime Rate Interest Determination Date set forth in H.15(519) under the heading "Bank Prime Loan", or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that services for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date or (b) if fewer than four such rates appear on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; PROVIDED, HOWEVER, that, if fewer than three banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Prime Rate Interest Determination Date (or in the case of the first Interest Reset Date, the Initial Interest Rate).

     LIBOR. If the Interest Rate Basis of this Security is LIBOR, the interest rate hereon for any Interest Reset Date shall be determined in accordance with the following provisions:

     (a) On the relevant LIBOR Interest Determination Date, the interest rate will be determined on the basis of the arithmetic mean of the offered rates for deposits of not less than U.S. $1,000,000 having the Index Maturity specified herein, commencing on the second Market Day immediately following such LIBOR Interest Determination Date, that appear on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein. If fewer than two offered rates appear, the interest rate hereon for such LIBOR Interest Reset Date will be determined as described in (b) below.

     (b) For a LIBOR Interest Determination Date on which fewer than two offered rates for the Index Maturity specified herein appear on the Reuters Screen LIBO Page as described in (a) above, the interest rate hereon will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars for the period of the Index Maturity specified herein are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the interest rate hereon with respect to such Interest Reset Date will be the arithmetic mean of such quotations, as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread multiplier, if any, specified herein. If fewer than two quotations are provided, the interest rate hereon for such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified herein commencing on the Interest Reset Date and in a Representative Amount, as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; PROVIDED, HOWEVER, that, if fewer than three banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

     TREASURY RATE. If the Interest Rate Basis of this Security is the Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified herein, (i) as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or (ii) if such rate is not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, then the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (b) if the results of such auction of Treasury bills having the Index Maturity specified herein are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held during such week, then the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the Index Maturity specified herein under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or (c) if such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified herein, in any of the above cases (a), (b) or (c) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; PROVIDED, HOWEVER, that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

     CD RATE. If the Interest Rate Basis of this Security is the CD Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified herein (i) as published in H.15(519) under the heading "CDs (Secondary Market)" or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified herein as published in Composite Quotations under the heading "Certificates of Deposit", or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified herein in a denomination of U.S. $5,000,000, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the spread multiplier, if any, specified herein; PROVIDED, HOWEVER, that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such CD Rate Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

     FEDERAL FUNDS RATE. If the Interest Rate Basis of this security is the Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate on the relevant Federal Funds Interest Determination Date for Federal Funds (i) as published in H.15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not published before 9:00 a.m., New York City time, on the relevant Calculation Date, then the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted
     (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; PROVIDED, HOWEVER, that, if fewer than three brokers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest
     Rate).

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified herein. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by applicable law.

     The Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Calculation Agent hereunder. The Company has initially appointed The First National Bank of Boston as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Company will cause the Calculation Agent to calculate the interest rate on this Security for any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all percentages resulting from any calculations will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-- half cent being rounded upwards). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

     Upon the request of the Holder of this Security, the Company will cause the Calculation Agent to provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate hereon which will become effective on the next Interest Reset Date.

     The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled

"Commercial Paper Rate" (the "Commercial Paper Interest Determination Date"), "Prime Rate" (the "Prime Rate Interest Determination Date"), "LIBOR" (the "LIBOR Interest Determination Date"), "CD Rate" (the "CD Rate Interest Determination Date") and "Federal Funds Rate" (the "Federal Funds Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

     The Calculation Date pertaining to any LIBOR Interest Determination Date for any Security shall be such LIBOR Interest Determination Date, and the Calculation Date pertaining to any other Interest Determination Date for any Security shall be the tenth day after such Interest Determination Date or, if any such day is not a Market Day for such Security, the next succeeding such Market Day.

     Payments of interest hereon with respect to any Interest Payment date will include interest accrued to but excluding such Interest Payment Date; PROVIDED, HOWEVER, that, if the Interest Reset Period with respect to this Security is weekly, the interest payable on any Interest Payment Date, other than interest payable on the date on which principal is payable, will include interest accrued to but excluding the day following the next preceding Regular Record Date.

     Accrued interest hereon from the Original Issue Date or from the last date to which interest has been paid or duly provided for is calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 or, if the Interest Rate Basis for this Security is the Treasury Rate, by the actual number of days in the year.

     In any case where any Interest Payment Date or the Stated Maturity of the principal of this Security shall not be a Business Day, then (notwithstanding any other provision hereof or of the Indenture) the payment of interest and/or of principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity to such next succeeding Business Day.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of 66 2/3% in principal amount of all Outstanding Securities at the time and of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of all the Securities and the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company, the Guarantors, or both with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate (except as provided for in such Security), and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of such Securities for registration of transfer at the office or agency of the Company in any place where the principal of, premium (if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors or the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such Agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                         XTRA, INC.


Dated:                                   By:
                                            -------------------------------
                                         Title:     Vice President and
                                                    Chief Financial Officer


                                         Attest:


                                         ----------------------------------
                                         Title:     Assistant Clerk


  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in the within-mentioned Indenture and referred to therein.

                       STATE STREET BANK AND TRUST COMPANY
                             as Trustee


                       By:
                          ----------------------

                       Authorized Officer

                                   Guarantee
                                   ---------

     For value received, XTRA Corporation, a corporation organized under the laws of the State of Delaware (herein called the

"Guarantor," which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of XTRA, Inc., a corporation organized under the laws of the State of Maine (herein called the "Company," which term includes any successor corporation under such Indenture), punctually to make any such payment of principal, premium (if any) or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; PROVIDED, HOWEVER, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or change the redemption terms thereof or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee.

     The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium (if any), and interest on all Securities issued under such Indenture shall have been paid in full.

     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of principal, premium (if any), and interest on the Security upon which this Guarantee is endorsed.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

     All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     Executed and dated the date on the face hereof.

                                         XTRA CORPORATION

                                         By:
                                              -------------------------
                                         Title:     Vice President
                                                    and Chief Financial Officer


                                         Attest:

                                        -------------------------
                                        Secretary


                                   Guarantee
                                   ---------

     For value received, XTRA Missouri, Inc., a corporation organized under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of XTRA, Inc., a corporation organized under the laws of the State of Maine (herein called the "Company," which term includes any successor corporation under such Indenture), punctually to make any such payment of principal, premium (if any) or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; PROVIDED, HOWEVER, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or change the redemption terms thereof or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee.

     The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium (if any), and interest on all Securities issued under such Indenture shall have been paid in full.

     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of principal, premium (if any), and interest on the Security upon which this Guarantee is endorsed.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

     All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     Executed and dated the date on the face hereof.

                                         XTRA MISSOURI, INC.

                                         By:
                                              -------------------------
                                         Title:      President


                                         Attest:


                                         -------------------------
                                         Secretary

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - .... Custodian....
                                                      (Cust)    (Minor)
                                                       Uniform Gifts to
                                                       Minors Act
TEN ENT - as tenants by the entireties                .................
                                                           (State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

                    _______________________________________

FOR VALUE RECEIVED I or we sell, assign and transfer to

INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE:

------------------------------


--------------------------------------------------------------------------------
      (Print or type name, address and zip code of assignee)


--------------------------------------------------------------------------------


this Security and all rights hereunder and irrevocably appoint _____________ attorney to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                          Signed:
       ------------------------         ------------------------------
Signature(s) Guaranteed by:              (Sign exactly as name appears
                                          on the other side of this
                                          Note)

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.